SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2003

ARAMARK CORPORATION

(Exact name of registrant specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16807 (Commission File Number)	23-3086414 (I.R.S. Employer Identification No.)

1101 Market Street
Philadelphia, Pennsylvania	19107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-238-3000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

On October 28, 2003, ARAMARK Corporation issued a press release announcing that effective January 1, 2004, William Leonard, currently ARAMARK’s President and Chief Operating Officer, will become ARAMARK’s President and Chief Executive Officer and Joseph Neubauer, currently ARAMARK’s Chairman and Chief Executive Officer, will become ARAMARK’s Executive Chairman of the Board of Directors. In addition, Mr. Leonard was elected to ARAMARK’s Board of Directors on October 27, 2003.

Item 9.    Regulation FD Disclosure

We are furnishing as Exhibit 99.1 a press release issued by ARAMARK on the date of this filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: October 28, 2003	By:	/S/ BART J. COLLI

	Name:	Bart J. Colli
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 28, 2003.